UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 20, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Magellan Health Services, Inc. (“Magellan”) announced today that it is withdrawing from Fallon Total Care, its previously announced joint venture (the “FTC Joint Venture”) with Fallon Community Health Plan (“Fallon”) to participate in the demonstration program to provide integrated health care to individuals aged 21 to 64 years who are dually eligible for Medicare and Medicaid in Massachusetts (the “Demonstration”).  Magellan has concluded that the rates approved by the Centers for Medicare & Medicaid Services (“CMS”) under the Demonstration in Massachusetts are not adequate to fund the expected health care costs of individuals who will be eligible to participate in the Demonstration and to support profitable operation of the FTC Joint Venture.  Fallon and Magellan have agreed to the transfer by Magellan of its 49% interest in the FTC Joint Venture to Fallon.  As a result of the transfer of Magellan’s ownership interest in the FTC Joint Venture, Fallon became the 100% owner of the FTC Joint Venture, and Fallon has informed Magellan that it currently plans to continue to participate in the Demonstration.   The termination of Magellan’s participation in the FTC Joint Venture will not have a material effect on Magellan’s guidance for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: June 21, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer